PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 23, 2012
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

487 Devon Park Drive, Suite 212
Wayne, PA 19087
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

We issued a total of 2,590,000 shares of our common stock to eight individuals and entities from February through April 2012.  The purchase price of the shares was $0.15 per share, resulting in total proceeds to the Company of $388,500.  As part of the offering, the purchasers also received warrants to purchase a total of 863,333 shares at a purchase price of $0.25 per share.  The warrants are valid for three years from the date of issuance.

Each of the purchasers in the offering is an accredited investor, as that term is defined in Regulation D promulgated by the Securities and Exchange Commission, and the shares were issued with restrictive legends.  The issuance of the shares and warrants is exempt from registration under Section 4(2) of the Securities Act of 1933, and Regulation D.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Richard Ransom
Richard Ransom, Chief Financial Officer

Date:  April 25, 2012